SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 28, 2002



                        SINO PHARMACEUTICALS CORPORATION
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Wyoming
                        ------------------------------
                 (State or other jurisdiction of incorporation)


           000-29469                                    86-0972559
------------------------------------         -----------------------------------
       (Commission File Number)             (IRS Employer Identification Number)



      Unit 152-11782 River Road, Richmond, British Columbia V6X 127, Canada
     -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (604) 303-9180
                                                            --------------



                                  Unimann, Inc.
                            11601 East Lusitano Place
                              Tucson, Arizona 85748
                   ----------------------------------------
          (Former name or former address, if changed since last report)



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



Item 1.  Changes in Control of Registrant

         The Registrant was formerly known as Unimann, Inc. and is now known as Sino Pharmaceuticals Corporation, a Wyoming corporation (the "Company"), as the result of a name change in December 2001. On October 12, 2001 the Company entered into a Stock Purchase Agreement, which was subsequently amended by an Amended and Restated Stock Purchase Agreement, dated as of January 28, 2002 (the "Agreement"), with Sino Pharmaceuticals Corporation, a Nevada corporation ("SPC"), and its shareholders to acquire all of the issued and outstanding capital stock of SPC (the "Acquisition"). As a result of the Acquisition, each shareholder of SPC received nine and three-quarters (9.75) shares of newly issued common stock of the Company for each share of SPC common stock that the shareholder owned, for a total of 9,750,000 shares.

         The Company effected a one for four reverse stock split, and thus had 250,000 shares of its $.001 par value common stock outstanding prior to the Acquisition. The Company acquired the capital stock of SPC from Mahmoud S. Aziz, Jianfang Jin, Yunhua Jin, Zahir Popat, Manjit Mundie, Shabnam Aziz and Ruth Jean Janay, who were all of the shareholders of SPC. The former shareholders of SPC now own 9,750,000 shares out of the 10,000,000 shares issued and outstanding after the Acquisition.

         The principal shareholder of SPC, Mahmoud S. Aziz, who was also its chairman of the board, president and secretary, became the principal shareholder of the Company. He owns 6,080,480 shares of common stock, or approximately 60.8% of the issued and outstanding common stock of the Company. Mr. Aziz therefore has the power to control the election of directors and all other matters that may be submitted to the shareholders for a vote in the future.

Item 2.  Acquisition or Disposition of Assets

         On November 12, 2001, the Company's Board of Directors approved, subject to shareholder approval, the terms of the Acquisition as set forth in the Agreement and the amendments to the Articles of Incorporation required by the Acquisition. Under the terms of the Agreement, the Company acquired all of the issued and outstanding capital stock of SPC in exchange for the issuance of 9,750,000 restricted shares of common stock of the Company.

         Effective December 27, 2001, all of the shareholders of the Company approval by written consent resolutions (i) the change of name of the Company;
(ii) a reverse stock split on the basis of one share for every four shares outstanding in preparation for the acquisition of SPC; (iii) the Acquisition;
(iv) the amendment of the Articles of Incorporation to accommodate the foregoing changes and to authorize for 10,000,000 shares of preferred stock; and (v) the election of new directors on the closing of the Acquisition, which occurred effective January 18, 2002. Under the provisions of Wyoming Corporation Law, the authorization of additional shares of capital stock requires the amendment of the Articles of Incorporation, which in turn requires the approval of the Board of Directors and the shareholders of the Company.

         On December 28, 2001, the Company filed Articles of Amendment to amend and restate its Articles of Incorporation to change its name from Unimann, Inc. to Sino Pharmaceuticals Corporation and authorize 10,000,000 shares of preferred stock. The Company now has 100,000,000 shares of common stock, par value $.001 per share, authorized and 10,000,000 shares of preferred stock, par value $.001 per share, authorized, of which 10,000,000 shares of common stock are issued and outstanding and no shares of preferred stock are outstanding after the Acquisition.

         Effective on the closing of the Acquisition on January 28, 2002, Daniel
L. Hodges, the former president, secretary, sole director and principal shareholder of the Company, resigned and Mahmoud S. Aziz, the new principal shareholder of the Company, was elected the new chairman of the board and president. Jianfang Jin was elected vice president, treasurer, secretary and director. Further, Jin Yunhua, Zahir Popat and Manjit Mundie were elected to the Board of Directors.

         As a result of the Acquisition, the business of SPC has become the business of the Company. See Item 5 below for a description of the new business of the Company.

Item 5.  Other Events

                             DESCRIPTION OF BUSINESS

General

         Unless the context requires otherwise, all references to "we," "our," or "us" or the "Company" are to Sino Pharmaceuticals Corporation, originally incorporated in the State of Wyoming in 1997 and its subsidiary, Sino Pharmaceuticals Corporation, a Nevada corporation.

         Since our incorporation in 1997, we have not engaged in any operations other than organizational matters. We were formed specifically to be a "blank check" or "clean public shell" corporation for the purpose of either merging with or acquiring an operating company with operating history assets. We were an inactive publicly registered shell corporation and had no significant assets or operations until we acquired SPC. We have not been involved in any litigation nor have we had any regulatory problems or business failures. We are not traded on any public market and have never paid dividends. As of December 31, 2001 we had 25 shareholders of record.

         Since our formation we sought and reviewed various acquisition candidates to implement our principal business purpose, which was to acquire assets or shares of an entity actively engaged in a business that generated revenues in exchange for our securities.

         In evaluating the Acquisition when it was proposed, our management considered criteria such as the value of the assets of SPC and the anticipated business operations of SPC in comparison with our current lack of operations and other opportunities presented to us. Based on these criteria, our management determined that the Acquisition was in the best interest of our shareholders, who subsequently unanimously approved the Acquisition.

         In the Acquisition we acquired all of the issued and outstanding capital stock of SPC, which became our wholly-owned subsidiary. Up to that point, we were a company with a class of common stock registered under the

Securities Exchange Act of 1934 and had no operations, except organizational matters. Our principal offices are located at Unit 152-11782 River Road, Richmond, British Columbia V6X 127, Canada, and our phone number is (604) 303-9180.

         On the effective date of the Acquisition, we issued each shareholder of SPC nine and three-quarters (9.75) shares of our common stock for each share of SPC common stock that the shareholder owned, for a total of 9,750,000 shares. We accounted for the Acquisition utilizing the purchase method. After the Acquisition, our current shareholders own 2.5% and the former SPC shareholders own 97.5% of our issued and outstanding common stock. In connection with the Acquisition, we changed our name to Sino Pharmaceuticals Corporation. Effective on the closing of the Acquisition, SPC became our wholly owned subsidiary and our shareholders elected a new board of directors, which then appointed new officers.

Summary of Our Business

         Our wholly owned subsidiary, SPC, was formed in Nevada in May 2001 and acquired a 70% ownership interest in Qingdao Haier Pharmaceutical Co., Ltd. ("Qingdao Haier" or "QHP") in that month. Qingdao Haier was formed on November 24, 1994 as a wholly owned subsidiary of The Haier Group, one of the largest business conglomerates in China with revenues exceeding U.S. $5 billion in 2000. As a result of the Acquisition, our business is now the business of SPC. QHP is the sole business of SPC and, therefore, unless the context otherwise indicates, references to our business are to the business of QHP that SPC owns and operates.

         We manufacture both therapeutic pharmaceuticals and Chinese nutraceuticals, which essentially are herbal supplements. We manufacture and distribute fourteen products in China and recently obtained regulatory approval from the Chinese State Drug Authority ("SDA") for four new products. In addition, we have three new products targeting osteoporosis that are currently in our late stage development pipeline where we are seeking regulatory approval from the SDA. Our pharmaceutical products are designed to treat and prevent osteoporosis, chronic gastritis, diabetes and cancer. Our four nutraceutical products are designed to boost immunity and treat and prevent premenstrual syndrome, liver disease, insomnia, immunity and anti-aging. Our three new products in the regulatory pipeline are designed to treat and prevent osteoporosis on a pharmaceutical and nutraceutical level. All of our drugs are marketed under the "Haier" brand name.

Our Strategy

         Our strategy is to reposition our business to take advantage of what we perceive to be three long-term growth areas:

         *        pharmaceuticals;

         *        nutraceuticals; and

         *        given sufficient capital, biotechnology.

         According to the SDA, we have the second largest pharmaceutical distribution system in China, the largest being that of China North Pharmaceutical Corporation ("China North"), which is owned by the Chinese government. More than 95% of the pharmaceutical industry is state owned and managed and we believe that this industry is characterized by inefficiency, low productivity, mismanagement and low innovation. We believe that this provides an opportunity for future growth as we reposition our business to concentrate on more product offerings and greater market penetration.

         We are currently positioned as a patented drug manufacturer with a research and development base. Given sufficient capital and the ability to market our pharmaceuticals and nutraceuticals to achieve a profitable level of operations, we plan to become a comprehensive pharmaceutical manufacturer, incorporating the research and development, patented drug, generic drug and contract drug manufacturing models.

         The life cycle of a drug begins at research and development based companies ("R&D companies") whose mission it is to develop the drug, guide it through the regulatory approval process and ultimately obtain a patent. After the drug's sales growth levels off, a second group enters, the patented drug manufacturers, who either obtain a license to produce the drug or acquire exclusive rights from the R&D company to produce the drug. The R&D company will then generally reinvest part or all of the proceeds of the sale in new research and development, its core competency. After the patent on a drug expires, production is open to any company that obtains regulatory approval. At this point the generic manufacturers enter the market, which usually causes profit margins to decline. The final group of companies in the pharmaceutical arena are the contract manufacturers, which serve all of the foregoing groups as well as retail groups.

         The firm of Warburg, Dillon Reed estimates that in the next five years, in the United States alone, patent protected prescription drugs with annual sales of approximately $30 billion will lose their protected patent status. We plan to position ourselves to manufacture and introduce these drugs into the Chinese market on a generic basis and also to enter into licensing/royalty agreements with multi-national pharmaceutical firms to manufacture and introduce patented protected fourth and fifth generation prescription drugs into the Chinese market.

         We also plan to reposition ourselves as a leading supplier to the rapidly growing over-the-counter ("OTC") drug market. These non-prescription drugs are backed by what we believe to be favorable government policies and potential for increased consumer consumption. We believe the Chinese market is one of the fastest growing OTC drug market in the world and expect it to be the world's single largest OTC drug market in the next decade. We estimate that sales of OTC drugs were only approximately 10% of the nation's drug sales in 2000. As the disposable income for the Chinese increases and their health-care awareness improves, we anticipate that they will buy more medicines to combat common ailments. In addition, changes in China's health-care system are forcing patients away from hospitals toward purchasing more OTC drugs.

         The nutraceutical industry, which includes western dietary supplements and vitamins, is very young in China, but has undergone significant growth in the recent years. The demand has been met principally from importing finished nutraceuticals from North America, Europe and Australia. We intend to capitalize on this growing market by substituting our products for imports and manufacturing and introducing innovative nutraceutical products into the Chinese market. There are several trends that we intend to take advantage of in implementing our business plan: the increasing number of Chinese are traveling abroad and becoming educated outside of China; the population's increasing awareness of western health trends and information through more contact with western media; and the movement from traditional Chinese medicine to western complimentary medicine.

         Eastern Asia has traditionally placed a heavy emphasis on engineering and physical sciences rather than biology. In recent years, however, public funding has increased in life sciences research, and particularly in genomics. The Chinese government has identified genomic research as a funding priority and a new crop of genomic start-ups has sprung up as a result of increased access to venture capital and an influx of foreign investment and expertise from western companies that are eager to forge joint ventures with Chinese partners and exploit the country's genetic resources. The Chinese government has recently launched several major initiatives in human genomics in Shanghai and Beijing, with budgets totaling over U.S. $30 million over a three-year period. In addition, China has approximately 30 laboratories operated by non-government controlled entities involved in human genome research.

         Given sufficient capital, we intend to establish a biotechnology research and development unit to employ Chinese scientific researchers, develop new biopharmaceuticals and, in collaboration with the two government genome centers and the other laboratories, commercialize on the functional aspects of their research. In this effort we will be able to conduct biotechnology research at a relatively low cost compared to the United States and will have the benefit of a distinct and diverse genetic pool in China.

Our Products

         The following is a summary of pharmaceuticals and nutraceuticals that we are selling, plan to sell or are seeking approval from the SDA to begin selling. All of our pharmaceuticals are third generation products. Our Gainuozhen (alfacalcidol) and Borui pharmaceutical products accounted for approximately 18% and 22%, respectively, of our 2001 sales. Our Caili and Caile No. 2 nutraceutical products each accounted for approximately 15% of our 2001 sales.

Pharmaceutical Products
---------------------------- -------------------------- -------------------------- --------------------------------
Product                      Category                   Application                Status
---------------------------- -------------------------- -------------------------- --------------------------------
Gainuozhen                   Pharmaceutical             Osteoporosis               Now Selling(1)
(alfacalcidol)
---------------------------- -------------------------- -------------------------- --------------------------------
Danguixiang                  Pharmaceutical             Chronic Gastritis          Now Selling(1)
---------------------------- -------------------------- -------------------------- --------------------------------
Sangzhi                      Pharmaceutical             Diabetes                   Now Selling(1)
---------------------------- -------------------------- -------------------------- --------------------------------
Borui                        Pharmaceutical             Anti-Cancer                Now Selling(2)
---------------------------- -------------------------- -------------------------- --------------------------------
Haitong                      Pharmaceutical             Cholesterol lowering       Now Selling(2)
---------------------------- -------------------------- -------------------------- --------------------------------
Tianruite                    Pharmaceutical             Analgesic/Anti-pyuretic    Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------

Nutraceutical Products

---------------------------- -------------------------- -------------------------- --------------------------------
Product                      Category                   Application                Status
---------------------------- -------------------------- -------------------------- --------------------------------
Caili                        Nutraceutical              Immunity                   Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
Caili No. 2                  Nutraceutical              PMS/menopause              Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
Hailite                      Nutraceutical              Liver Disease              Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
Shenankong                   Nutraceutical              Diabetes                   Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
Baoankang                    Nutraceutical              Immunity                   Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
Cailisol                     Nutraceutical              Anti-aging                 Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
Caili No. 4                  Nutraceutical              Anti-aging                 Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------
F.O.S. Solution              Nutraceutical              Constipation               Now Selling(3)
---------------------------- -------------------------- -------------------------- --------------------------------


Products in the Pipeline

---------------------------- -------------------------- -------------------------- --------------------------------
          Product                    Category                  Application                     Status
---------------------------- -------------------------- -------------------------- --------------------------------
Gainuoquang                  Pharmaceutical             Osteoporosis               Approved by SDA
---------------------------- -------------------------- -------------------------- --------------------------------
Calsup                       Nutraceutical              Osteoporosis               Seeking approval of SDA
---------------------------- -------------------------- -------------------------- --------------------------------
1, 25 (OH) 2AD3              Pharmaceutical             Osteoporosis               Seeking approval of SDA
---------------------------- -------------------------- -------------------------- --------------------------------

(1)  Available by prescription and OTC
(2)  Available by prescription only
(3)  Available by OTC only


Development of Pharmaceutical and Nutraceutical Products

         We have developed all of our pharmaceutical and nutraceutical products internally. Given sufficient capital, we plan to expand our research and development capabilities.

Production Facilities

         According to the SDA, we own and operate one of the most modern pharmaceutical factories in China. It is a good manufacturing practices ("GMP") factory certified by the SDA. Our facilities are certified and licensed to manufacture the full range of pharmaceuticals, including tablets, hard capsules, soft gel capsules, granules and oral solutions. All of our products are manufactured at our facilities and are fully licensed for sale throughout China and for export overseas. However, in order to export our products into other countries, our products would have to be registered in such countries, which we have not done. Our production capabilities include an extraction workshop that can:

              * perform extractions of water or ethanol, produce 21.6 million bottles of oral solutions of various sizes per year, and produce soft gel capsules at the rate of 42 million per year;

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

              * produce solid preparations, including 10.8 million packets of granules per year of various sizes, and produce 130 million capsules per year; and

              *   produce 250 million capsules or tablets per year.

         Our factory is running at approximately 25% capacity. It can produce all of our pharmaceuticals and nutraceuticals now approved by the SDA or in the pipeline for review by the SDA for the immediate future.

Distribution

         We believes that we have one of the largest and most developed pharmaceutical sales and distribution networks in China, comprising 4,120 retail outlets and 105 hospitals. We believe that this network is second only to China's largest pharmaceutical company, the state-owned North China Pharmaceutical Corporation ("NCPC"). Of the retail outlets, which include private and state owned pharmacy chains, supermarket chains, independent private and state-owned pharmacies, hospital retail pharmacies, over 3,300 are run without our sales personnel or employees. In addition to the retail sales force and distribution network, we also have a sales force of 200 that calls on approximately 105 hospitals throughout China. Our hospital customers purchase the pharmaceuticals under China's centrally planned national medical insurance system. Our largest group of hospital customers are in Qingdao, Wuhan and Sijiazhuang provinces. Our largest concentration of retail outlets are in Suzhou, Sichuan, Beijing, Qingdao and Wuxi provinces.

Suppliers

         Our main supplier of pharmaceutical raw materials and ingredients is Qingdao No. 3 Pharmaceutical Plant, based in Qingdao, China. We purchase herbs for our nutraceuticals from local collective farms in Shandong Province.

Customers

         Our customers are located throughout all of the provinces of China. We market to these customers through our retail sales and distribution network in hospitals and pharmacies. We use a team of detail personnel to educate doctors and pharmacists on the benefits of our products. We also use direct consumer marketing through newspaper advertisements and in-store point of sale materials and on-site promotions.

Employees

         We employ approximately 219 full-time staff, including 34 in production, 32 in technical and research and development, 10 in administration, 140 in sales and marketing and 13 in shipping and warehousing. We also employ approximately 1,000 part-time sales and distribution employees in China.

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

Competition

         We believe that the Chinese pharmaceutical industry is a highly regulated, inefficient, low productivity manufacturing industry characterized by little innovation. The industry principally produces traditional Chinese medicines and second and third generation western prescription and over-the-counter (OTC) pharmaceuticals that are predominantly generic (or off patent) and, to a lesser extent, patented medicines. The industry lacks current, or fourth generation, pharmaceuticals production, both patented and generic, such as those being manufactured and marketed by the multinational pharmaceutical companies in North America, Europe and even India.

         The condition of the industry is principally the result of years of state ownership and high subsidization. The state-owned and operated entities are centrally planned and directed organizations under the socialist system. This has resulted in regionalization of both production and sales, complacency through assured regional market share in a large, captive and protected market, and the lack of research and development innovation as a result of centrally planned and directed production dictates.

         In recent years, as a consequence of China's continuing evolution to a more capitalist oriented market economy, its pharmaceutical industry has undergone some positive measure of reform, leading to deregulation, consolidation, closure of facilities, privatization and decreasing subsidization of the industry that has resulted in marginal increases in efficiency, productivity and innovation.

         While China has many pharmaceutical factories, most of these factories are small-to-medium sized, regional, state-owned enterprises. According to the SDA, there are only twelve large, state-owned pharmaceutical enterprises that have a national exposure and distribution system similar to ours. Most of these are dedicated to the production of second and third generation, generic pharmaceuticals and traditional Chinese medicines. There are relatively few neutraceutical producers in China and most neutraceuticals are imported. We believe that few of these have the ubiquitous, established brand recognition and consumer confidence that the "Haier" brand does. China also has sixteen foreign-owned and Sino-foreign joint venture pharmaceutical enterprises that market third and fourth generation pharmaceuticals.

         For a country with the size and population base of China, the existence of very few large, national, state owned pharmaceutical factories, coupled with sixteen multinational pharmaceutical factories, does not lend itself to a highly competitive industry and market environment in the patented pharmaceutical and nutraceutical area. Further, we believe that the ongoing and continued closure of aging, non-complying and debt ridden, regional, state owned pharmaceutical enterprises and the merging and consolidation of existing state owned pharmaceutical enterprises, coupled with the recently imposed restriction on issuance of new pharmaceutical production licenses, should further lessen the competitive environment.

Regulation and Taxation

         All Sino-foreign joint ventures, such as QHP, are governed by the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures," which contain provisions on protecting the legal rights of foreign investors. Enterprises of this category have the characteristics that all the parties participating in the joint venture offer investment in it, jointly operate it, share the risks of it in accordance with their proportions of investment and are jointly held responsible for the profits and losses of it. The corporate form of the Sino-foreign joint-ventures is the limited liability company with the board of directors being the supreme body of power.

         The establishment of Sino-foreign pharmaceutical joint-venture enterprises requires special approval and license by the SDA, which restricts the number of licenses granted to Sino-foreign pharmaceutical joint-venture enterprises. In fact, under the most recent SDA guidelines, no further licenses shall be issued for new pharmaceutical factories in China.

         According to Chinese law, all pharmaceutical enterprises are governed, according to the Drug Administration Law of the People's Republic of China, under the sole auspices of the SDA.

         All pharmaceutical enterprises are approved and registered by the SDA and all pharmaceutical enterprises are issued a "License of Pharmaceutical Enterprise" and a "Certificate of Inspection" to legally operate in China. Under the China Foreign Joint Venture Law, QHP, as a joint venture, has a two-year tax holiday commencing from the date that it first declares a net profit. Thereafter, QHP will have a tax rate of 28%.

Intellectual Property

         We hold patents issued by the Chinese government on six of our pharmaceutical products: Gainuozhen, Sangyhi, Borui, Caili, Caili No. 2 and Caili No. 4. The patent protection on these in China extends from 2006 to 2015. We hold patents issued by the Chinese government on certain of our nutraceutical products, which patents are for a term of 12 years.

Property

         We own, and conduct our operations from, a three-story, 42,545 square foot office complex and a two-story, 132,305 square foot pharmaceutical factory complex. These facilities are located on a 34,000 square foot parcel of land we own in the city of Qingdao, Shandong Province, China.

Acquisition of Qingdao Haier Pharmaceutical Co., Ltd.

         On May 30, 2001, SPC entered into a Share Ownership Purchase & Transfer Agreement (the "Transfer Agreement") with Haier and Brave Lion (HK) Co., Ltd. ("Brave Lion"). QHP was wholly owned by Haier and Brave Lion, with Haier owning a 75% interest and Brave Lion owning a 25% interest. Brave Lion is owned by an affiliate of Haier. Under the Transfer Agreement SPC, purchased 70% of the shares of common stock of QHP from Haier and Brave Lion for $9.0 million. SPC issued two promissory notes in payment of the purchase price, one in the amount of $8,260,700 to Haier and one in the amount of $739,300 to Brave Lion. These notes were issued May 30, 2001 and were initially due November 30, 2001. SPC did not make a payment on either of the notes by such date, and the maturity dates of the notes were extended by action of the Board of Directors of QHP to April 30, 2002, and bear interest at a rate of 12% per annum.

         A precondition to SPC's obligations under the Transfer Agreement was that QHP have $7,650,000 in paid in capital on May 30, 2001. In addition, Haier committed to make an additional investment of $4,440,000 on or before July 29, 2001 or the payment of the notes issued by QHP, whichever was later. Haier has agreed to pay this amount concurrently with SPC's payment of its note to Haier. Upon the investment by Haier of $4,440,000 in QHP, the ownership of QHP will be:
SPC - 70%; Haier - 20%; and Brave Lion - 10%.

         The Chinese Government approved the transfer of the 70% ownership interest in QHP on July 10, 2001, so that SPC is now the record owner of the QHP shares. However, if we do not raise sufficient capital to enable SPC to pay the notes by May 31, 2002 we will forfeit our ownership interest in QHP. The
Transfer Agreement provides for a Board of Directors of QHP of six members. Under the Transfer Agreement, we will elect four of the directors, and Haier and Brave Lion each will select one. We appoint the Chairman of the Board of Directors, while Haier and Brave Lion jointly elect the Vice-Chairman. We also have the right to appoint the general manager and financial manager of QHP. We have an oral understanding with Haier that we may purchase the remaining 30% of QHP in the future on terms acceptable to the parties. We can make no assurance that we will in fact be able to make such purchase. Further, for various reasons, some of which are political in nature, we may not want to make such purchase.

Doing Business In China

         Our business is conducted in the People's Republic of China ("PRC" or "China") and is subject to the political, social and economic environment in China. China is controlled by the Communist Party of China. Under its current leadership, China has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. However, the Chinese central government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy. Accordingly, the Chinese government actions in the future, including any decision not to continue to support current economic reform programs and to return to a more centrally planned economy, or regional or local variations in the implementation of economic reform policies, could have a significant effect on economic conditions in China or in its particular regions. Economic development may be further limited by the imposition of austerity measures intended to reduce inflation, the inadequate development or maintenance of infrastructure or the unavailability of adequate power and water supplies, transportation, raw materials and parts, or a deterioration of the general political, economic or social environment in the PRC, any of which would have a material adverse effect on our business, financial condition and results of operations. Moreover, economic reforms and growth in China have been more successful in certain provinces than others, and the continuation or increase of such disparities could affect the political or social stability of China.

         If we were required to move our manufacturing operations outside of China, our potential profitability, competitiveness and market position could be materially jeopardized, and there could be no assurance that we could continue our operations. Our business and prospects are dependent upon agreements with various entities controlled by Chinese governmental instrumentalities. The failure of such entities to honor these contracts, or the inability to enforce these contracts in China could adversely affect our business operations. There can be no assurance that assets and business operations in China will not be nationalized, which could result in the total loss of our investment in China.

         The legal system of China relating to foreign investments is relatively new and continues to evolve, thus creating uncertainty as to the application of its laws and regulations in particular instances. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Furthermore, statements regarding these evolving policies have been conflicting. These policies are in many cases subject to interpretation, the discretion of officials, and continue to be modified, perhaps on a case-by-case basis. As the legal system in China develops with respect to these new types of enterprises, foreign investors may be adversely affected by new laws, changes to existing laws, or interpretations of the laws, and the preemption of provincial or local laws by national laws. In circumstances where adequate laws exist, it may not be possible to obtain timely and equitable enforcement of them.

Legal Proceedings

         We are not subject to any pending litigation, legal proceedings or claims.

Cautionary Factors That May Affect Future Results

         The following statement is made pursuant to the safe harbor provision for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. Sino Pharmaceuticals Corporation and its subsidiary (the "Company") may make certain statements in this Report on Form 8-K, including, without limitation statements that contain the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements may relate to our future growth and profitability; the anticipated trends in our industry; our competitive strengths and business strategies; and our intent to increase our presence, scope and market penetration in China through our business plan. Further, forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations. For a discussion of factors that may affect the outcome projected in such statements, see the discussion below in this section. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results could differ materially from results expressed or implied in any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Report on Form 8-K.

Risks Relating to our Business

         The following risks related to our business are important for you to consider.

No History of Profitable Operations

         For the nine months ended September 30, 2001, and year ended December 31, 2000, we had revenues of approximately $5,920,931 and $7,615,914, respectively, and losses of $176,210 and $110,647, respectively. Due to our plans to develop and market additional products and expand our customer base, it anticipates that we will have further operating losses for the immediate future.

Need for  Additional  Capital  to
Complete QHP Acquisition

         SPC executed promissory notes in the total principal amount of $9.0 million to acquire QHP. Such notes were due in November 2001, but provided for an extension to April 30, 2002 with the payment of certain penalties, including increased interest. We must raise additional capital in order to pay the notes in full before such date or we will forfeit our ownership interest in QHP. In such case, we would not have any significant assets and our current shareholders will have suffered significant dilution of their ownership interest in us. A principal reason for SPC and its shareholders entering into the Acquisition transaction with us is that they believe it will assist in raising such capital to retire the SPC notes. We intend to make a private placement of our debt and/or equity securities to raise the required capital. There can be no assurance we will be able to raise the capital needed or raise it on terms and conditions acceptable to us. If we are successful in raising the capital, there can be no assurance that our shareholders will not suffer significant dilution of their ownership interest in us.

Need for Additional  Capital
For Operations

         We estimate that an additional $1,000,000 over the next 12 months will be necessary in order to finance our business, assuming that we receive a $4.4 million equity contribution from Haier, as required in connection with SPC's purchase of its interest in QHP. Haier will not make such capital contribution until SPC pays the note that it issued to Haier. Because we currently do not have sufficient revenues to support our activities, we will be required to raise additional capital to fund our operations and finance our product research and development. Before its acquisition by SPC, QHP relied primarily on capital contributions and loans from Haier to meet its operational and capital requirements. Any equity financing that we make to fund QHP's activities after the Acquisition could result in dilution to our then-existing stockholders. Debt financing will result in interest expense, and if convertible into equity, could also dilute then-existing stockholders. If we were unable to obtain financing in the amounts required and on terms deemed acceptable, our business and future success may be adversely affected.

Option to Purchase  Haier's
Interest in QHP

         Haier owns the remaining 30% of QHP. SPC has an oral understanding that it may purchase this interest; however, the price and terms are subject further negotiations. There can be no assurance that SPC will be able to acquire this minority interest or can acquire it on terms and conditions acceptable to us after the Acquisition. In such case, Haier will remain a minority owner of QHP.

Risks of Doing Business
in China

         The potential risks of political, social or economic instability in the People's Republic of China could adversely affect our ability to carry on or expand our business in China.

         Virtually all of our business is conducted in China. Consequently, an investment in our common stock may be adversely affected by the political, social and economic environment in China. Under its current leadership, China had been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, or that such policies will not be significantly altered from time to time. Our business and prospects are dependent upon agreements and regulatory approval with various entities controlled by Chinese governmental instrumentalities. Our operations and prospects would be materially and adversely affected by the failure of such governmental entities to grant necessary approvals or honor existing contracts, and, if breached, it might be difficult to enforce these contracts in China. In addition, the legal system of China relating to foreign investments is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances.

         Our business plan assumes that if we can broaden our array of pharmaceutical and nutraceutical products and increase our market penetration in China, we will achieve profitable operating results. In order to achieve the demand for our products, we must educate the Chinese medical community and consumers about the uses of its products and we must study export market opportunities. No assurance can be given that we will develop a sufficient array of products or that the products will gain broad enough acceptance in the Chinese market place to permit us to achieve profitable operations. Further, we may be limited in our ability to sell our products outside of China due to competitive, regulatory and other barriers and patent rights held by our competitors in some other countries.

Patent Protection

         Six of our products are protected by patents in China. There can be no assurance our current or future production of our patented pharmaceutical products will not be the subject of a patent infringement action in the future asserted by patent holders or that our competitors will take political steps to prevent us from producing them in China. Further, none of our neutraceutical products are protected by patents.

         A key to our future success is our ability to produce our pharmaceutical and nutraceuticals at lower costs than our competitors. Although we currently utilize our modern manufacturing facility to produce our pharmaceuticals and neutraceuticals at low costs, we will be competing against other low cost producers, including Kunming Pharmaceutical Company and Shanghai Pharmaceutical Company. There can be no assurance that we will be able to produce our pharmaceuticals and nutraceuticals at lower costs than our competitors.

No Employment Agreements

         We have no employment agreements with any of our employees, including our key employees. Employment agreements are not generally used in China and historically there has not been much movement of employees between employers. We will rely on this cultural tradition and will not seek employment agreements with our key employees. The loss of these key employees would adversely impact our performance.

The market in which we
operate is intensely
competitive and actions by
our competitors could harm
our business

         We must compete with other pharmaceutical companies, many of whom are larger, better capitalized, better connected with and more experienced. Barriers to entry in the pharmaceutical and nutraceutical industry are moderate and increased competition could occur. As we seek to market our current and new products, we will face a greater number of competitors, many of whom will be in well-established markets we seek to penetrate. Accordingly, we may not be able to successfully compete against them or any future competitors. Moreover, competitors may be able to respond more quickly to take advantage of new or changing opportunities, technologies and customer preferences and requirements. They also may be able to undertake more extensive promotional activities and offer more attractive rates and other terms to borrowers, gaining a competitive advantage over us.

We may have difficulty
managing future expansion

         Our future success will be highly dependent upon our ability to successfully manage our operations. If our products are successful, we will need to expand very quickly to meet demand. Our future operating results will depend, in part, on the ability of our management and other key employees to implement a system for operations, financial control, and information management, and to recruit, train, and manage our employee base.

         Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate financial and management controls, reporting systems, and other procedures and hire sufficient additional financial, accounting, administrative, and management personnel.

         There can be no assurance that we will be able to identify, attract, and retain experienced personnel. There can be no assurance that we will be able to achieve or manage our growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to the Acquisition

The consideration paid to the
former SPC shareholders
was determined after
negotiation and may not
reflect any recognized
criteria of value

         The number of shares of our common stock that we issued in the Acquisition may not have reflected the actual value of our stock and may bear no relationship to the assets, book value, earnings, net worth, or any other recognized criteria of value. Consequently, the consideration offered to SPC was determined arbitrarily and solely by the SPC shareholders and us. In establishing the offering price, our management considered such matters as SPC's operating results, assets, business, financial resources and the general condition of the securities markets. The exchange ratio of the Acquisition should not, however, be considered an indication of actual value of SPC or us. Neither we nor SPC obtained a fairness opinion in connection with the Acquisition.

Certain anti-takeover
features of our articles of
incorporation and bylaws
and Wyoming law may have
the effect of discouraging
potential acquisition
proposals

                  Certain  provisions  of  our  Articles  of  Incorporation  and
                  Bylaws, along with certain provisions of Wyoming Business Corporation Act, could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions could diminish the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. Such provisions also may inhibit fluctuations in the market price of our common stock that could result from takeover attempts.

There is no market for your
shares and you may not be
able to sell them

         There has been no trading market for our common stock. There is no assurance that a trading market will ever exist. The Securities and Exchange Commission ("SEC") is hostile to reverse shell acquisitions such as our acquisition of SPC. Although we intend to ultimately file a registration statement under the Securities Act of 1933, as amended, there is no assurance the registration statement will be declared effective by the SEC.

         If our registration statement is declared effective, we intend to apply for listing of our common stock on the OTC Bulletin Board. We do not meet the qualifications for NASDAQ or the other national exchanges.
         Although we will be applying to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. There can be no assurance that our registration statement will be declared effective by the SEC and, even if it is declared effective, that any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares if you desire or need to sell. You may have no more liquidity in your stock even if we are successful in getting our stock transaction registered and getting listed on the OTC Bulletin Board.

         * We do not know if and how our common stock will trade. Even if we are successful in being listed on the OTC Bulletin Board, market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

         * the potential absence of securities analysts covering us and distributing research and recommendations about us;

         * the liquidity of our common stock will be low because only 2.5% of our shares will be in the hands of non-affiliates and such shares are not eligible for sale under exemptions from registration under the Securities Act of 1933;

         * changes in earnings estimates by securities analysts who might follow us or our ability to meet those estimates;

         * the operating results and stock price performance of other comparable companies;

         * low trading volume because so much of our stock is closely held;

         *        overall stock market fluctuations; and

         *        economic  conditions   generally  and  in  the  pharmaceutical
                  industry in particular.

         Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.


SPC's Management Discussion and Analysis of Financial Condition and Results of Operation

         The following discussion should be read in conjunction with SPC's financial statements and notes thereto appearing elsewhere in this Report. The following discussion contains forward-looking statements, including, but not limited to, statements concerning our plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of our expectations and intentions. You are urged to review the information set forth under the captions below and under "Cautionary Factors That May Affect Future Results" in this Report for factors that may cause actual events or results to differ materially from those discussed below.

         Overview. SPC was formed in May 2001 in order to acquire a 70% ownership interest in QHP for the price of $9.0 million. SPC had no business prior to its purchase of QHP. It issued two promissory notes in the aggregate principal amount of $9.0 million to purchase QHP. The notes were due and payable November 30, 2001 and were not paid, but provided for an extension to May 31, 2002 upon the payment of additional interest and certain other penalties. QHP was formed on November 24, 1994 by The Haier Group, one of the largest companies in China, to engage in the pharmaceutical business.

         Results and Plan of Operation. On a pro forma basis, for the year ended December 31, 2000 SPC had revenues of $7,614,914 and a loss of $110,647 and for the nine months ended September 30, 2001 it had revenues of $5,920,931 and a loss of $176,210. All of these revenues were derived from QHP. Since its formation in 1994, QHP has received capital contributions and advances from its parent, The Haier Group, to implement its business plan. Because QHP was a wholly owned subsidiary and it was in the development stage for much of this period, it has historically not operated on a profitable basis.

         SPC believes that with the addition of its management team and the implementation of a new business plan, it can grow the pharmaceutical and nutraceutical business. SPC plans, with sufficient capital, to increase QHP's revenue base by increasing the promotion of its products with a larger sales force and greater marketing efforts and emphasizing new product development. With an increase in revenues and margins through higher production and more intense and efficient utilization of its manufacturing facilities and personnel,

SPC believes QHP and it can achieve profitable operations. However, no assurances can be offered in this regard.

         Liquidity and Capital Resources. SPC will require approximately $10.0 million in debt or equity capital to retire the $9.0 million principal amount notes it issued to purchase QHP and to provide working capital to implement its business plan. Upon payment of the notes, Haier is obligated to contribute $4.4 million in working capital. SPC believes that this amount plus its own $1.0 million working capital infusion will be sufficient to execute its business plan for the next 24 months. SPC has no firm commitments to raise such capital, but it has undertaken discussions with various investment bankers and other financing sources, which it intends to pursue after completion of the Acquisition transaction. SPC can offer no assurance that it will be able to raise the required capital or raise it on terms and conditions acceptable to it.

Executive Officers and Directors

         The following table sets forth the names, positions and ages of our directors and executive officers. Our directors were elected by the unanimous written consent of our shareholders in lieu of a meeting. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

Name of Director/Officer     Age        Position(s) With Company
------------------------     ---        ------------------------
Mahmoud S. Aziz              44         Chairman of the Board and President
Jianfang Jin                 48         Vice President, Treasurer, Secretary and
                                        Director
Yunhua Jin, Ph.D.            72         Director
Zahir Popat                  48         Director
Manjit Mundie                38         Director


Mahmoud S. Aziz

         Mr. Aziz has served as our Chairman of the Board and President since January 28, 2002 and has served as Chairman of the Board, President and Secretary of SPC since its inception in 2001. Since 1983, Mr. Aziz has been the Chairman and CEO of The Fazio Group of companies, which are involved in manufacturing, international trade, shipping and transportation, biotechnology, and pharmaceuticals, warehousing and distribution, real estate construction and development, ship-building, banking and financial investments. Mr. Aziz is the principal shareholder of the Fazio Group. He has a biochemistry degree from Simon Fraser University, Canada.

Jianfang Jin

         Mr. Jin has served as our Vice President, Treasurer, Secretary and a director since January 28, 2002 and has been Vice President and Treasurer of SPC since its inception in 2001. Since May 1997, Mr. Jin has served as the President of the American Evans Group Corporation, a holding corporation with various interests in China. Since June 1997, he has served as General Manager and a consultant of Beijing Evans

         Information and Consulting Co., Ltd., a China-based management, investment and marketing consulting company. From July 1994 to January 1997, he served as CEO of Fanlen Software System (Beijing) Co., Ltd., a software design and development company. Mr. Jin has a bachelors degree in economics from Nankai University in China, a masters degree in accounting from the University of Indianapolis and a masters degree in agricultural economics from Purdue University.


Jin Yunhua

         Dr. Yunhua has served as our director since January 28, 2002. Since 1998, she has been the State Outstanding Senior Expert of China, which is a senior scientific advisor to the Chinese government. Also since 1998 she has been a senior advisor to the Director General of the SDA. From 1986 to 1998 she was the Executive Vice Chairman of the Committee on Technology for the State Pharmaceutical Administration of China. Ms. Yunhua served as the Expert Advisor to the United Nations Industrial Development Organization for the Chinese Government in the area of preventative medicines from 1983 to 1987. Ms. Yunhua received her Bachelor of Science degree in Pharmacy from Shanghai Medical College, and her Masters of Science and Ph.D. in pharmaceutical chemistry from Purdue University. She is the mother of Jianfang Jin.

Zahir Popat

         Mr. Popat has been our director since January 28, 2002 and has been the President and CEO of La Roche Remedies, Inc. since 1999. From 1986 through 1998, Mr. Popat represented Apotax, Inc., a privately-owned Canadian generic manufacturer in its Middle East operations. Mr. Popat earned a Bachelors degree in Science and Pharmacy from the University of British Columbia.

Manjit Mundie

         Mr. Mundie has been our director since January 28, 2002. He has been an independent consultant working various capacities with public and private companies since 1992. From 1986 to 1992, Mr. Mundie served as an account executive at Yorkton Securities and Canaccord Capital (previously known as LOM Western), two of the largest independent stock brokerage firms in Canada. He has dealt with companies in natural resources, manufacturing, health care, nutraceuticals and technology related industries. Mr. Mundie received his degree in financial management from the British Columbia Institute of Technology.


Executive Compensation

         For the year ended December 31, 2000, and for the nine months ended September 30, 2001, neither Mr. Aziz, our Chairman of the Board, President and Secretary, nor Mr. Jin, our Treasurer, received any compensation or stock options.

Stock Option Grants

Summary of the 2001 Stock Option Plan

         Our board of directors adopted the 2001 Stock Option Plan (the "Plan") on October 31, 2001 and our shareholders approved the Plan effective December 27, 2001. The Plan authorizes us to issue 1,000,000 pre-reverse stock split shares of common stock for issuance upon exercise of options. The Plan authorizes us to grant to our key employees (i) incentive stock options to purchase shares of common stock and (ii) non-qualified stock options to purchase shares of common stock. We have not granted any options under the Plan.

Objectives

         The objective of the Plan is to provide incentives to our key employees and directors to achieve financial results aimed at increasing shareholder value and attracting talented individuals to the Company. Persons eligible to be granted incentive stock options under the Plan will be those employees whose performance, in the judgment of the compensation committee of our board of directors, can have significant effect on our success.

Oversight

         The compensation committee of our board of directors will administer the Plan by making recommendations to the board or determinations regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. It also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations. The compensation committee is comprised of non-employee directors as required by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

Types of grants

         The Plan allows for the grant of both incentive stock options and incentive stock options. The Plan does not specify what portion of the awards may be in the form of incentive stock options or non-statutory options. Incentive stock options awarded our to employees are qualified stock options under the Internal Revenue Code.

Statutory conditions on stock options

         Incentive stock options granted under the Plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant.

- Exercise price

         Non-statutory stock options may have exercise prices as determined by the compensation committee of our board of directors.

- Dollar limit

         The aggregate fair market value, determined as of the time an incentive stock option is granted, of the common stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year cannot exceed $100,000. However, there is no aggregate dollar limitation on the amount of non-statutory stock options that may be exercisable for the first time during any calendar year.

- Expiration date

         Any option granted under the Plan will expire at the time fixed by the compensation committee, which cannot be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any subsidiary corporation, not more than five years after the date of grant.

- Exerciseability

         The compensation committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the compensation committee may accelerate the exerciseability of any option at its discretion.

- Assignability

         Options granted under the Plan are not assignable. Incentive stock options may be exercised only while the optionee is employed by us or within twelve months after termination by reason of death or disabilities or within three months after termination for any other reason.

Payment upon exercise of options

         Payment of the exercise price for any option may be in cash, by withheld shares which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) or in the form of shares of our common stock.

Tax consequences of options

         An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Plan.

         An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

         An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of: (i) two years from the date of award of the option or (ii) one year from the date of exercise. If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price he paid for an incentive stock option is exceeded by the option's fair market value at the time his rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.


Principal Stockholders and Stockholdings of Management

         The following table sets forth, as of January 28, 2002, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers, and (d) all our directors and executive officers as a group.

              Name and Address of                             Shares Beneficially                   Percent of
                Beneficial Owner                            Owned After Acquisition                Common Stock
                ----------------                            -----------------------                ------------
        Mahmoud S. Aziz(1)                                         6,080,480                         60.8
        Jianfang Jin(1)                                            1,297,257                         13.0
        Jin Yunhua(1)                                                200,002                         2.0
        Zahir Popat(1)                                               600,005                         6.0
        Manjit Mundie(1)                                             100,006                         1.0
        Shabnam Aziz(1)                                              975,000                         9.8
        Ruth Jean Janay(1)                                           497,250                         5.0
        All officers and directors as a group                      8,277,750                         82.3
        (5 persons)

(1) The addresses of all of these shareholders is Unit 152-11782 River Road, Richmond, British Columbia V6X 127 Canada.

Certain Relationships and Related Transactions

         There are none to report.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

         The financial statements of Sino Pharmaceuticals Corporation (formerly known as Unimann, Inc., a Wyoming corporation) as of September 30, 2001, are included herein on Pages F - 1 through F - 8.

(a)      Financial Statements of Businesses Acquired

         The financial statements of Sino Pharmaceuticals Corporation (a Nevada corporation) as of September 30, 2001, are included herein on Pages F - 9 through F - 17.

(b)      Pro Forma Financial Information

         Unaudited Historical and Pro Forma Condensed Financial Information

         On October 10, 2001, we entered into a Stock Purchase Agreement with SPC whereby, subject to shareholder approval, we agreed to acquire all of the issued and outstanding common stock of SPC in exchange for 9,750,000 shares of our common stock. Effective January 28, 2002 we, SPC and its shareholders entered into an Amended and Restated Stock Purchase Agreement to close the Acquisition. We were an inactive publicly registered shell corporation with no significant assets or operations. As a result of the Acquisition, SPC became a wholly owned subsidiary of ours. The transaction is accounted for using the purchase method of accounting.

         The following table presents certain historical per share data for SPC and for us and certain unaudited pro forma per share data that reflect our acquisition of SPC using the purchase method of accounting. The unaudited pro forma condensed financial data have been prepared by our management and the management of SPC based on the financial statements included elsewhere in this Report. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. This pro forma data may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The data should be read in conjunction with our audited financial statements and those of SPC, and the unaudited condensed financial information of SPC and us, which is included elsewhere in this Report. The combined pro forma per share data for SPC and US do not necessarily indicate the operating results that would have been achieved had the Acquisition actually occurred at the beginning of the periods presented nor do they indicate future results of operations or financial position.

         The Unaudited historical and proforma condensed financial information is included herein on pages F - 18 through F - 22

         (c)      Exhibits

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-K.

            Exhibit No.                                Description                               Reference
         -------------------     --------------------------------------------------------      --------------

                2.1              Stock  Purchase   Agreement  among   Registrant,   Sino             *
                                 Pharmaceuticals  Corporation, a Nevada corporation, and
                                 its shareholders

                3.1              Amended  and  Restated  Articles  of  Incorporation  of             *
                                 Registrant, dated December 27, 2001

                3.2              Amended and Restated By-laws of Registrant                          *

                10.1             2001 Stock Option Plan                                              *

                10.2             Share Ownership  Purchase & Transfer Agreement relating             *
                                 to Quingdao  Haier  Pharmaceuticals  Co., Ltd.  between
                                 the Haier Group, Sino  Pharmaceuticals  Corporation and
                                 Brave Lion (HK) Co., Ltd., dated May 30, 2001

                10.3             Promissory   Note   issued   by  Sino   Pharmaceuticals             *
                                 Corporation  to  Quingdao  Haier  Pharmaceuticals  Co.,
                                 Ltd.,  dated May 30, 2001, in the  principal  amount of
                                 $8,260,700.00

                10.4             Promissory   Note   issued   by  Sino   Pharmaceuticals             *
                                 Corporation  to  Brave  Lion  (HK)  Co.,  Ltd.  in  the
                                 principal amount of $739,300.00, dated May 30, 2001.

                21.1             List of Subsidiaries of the Registrant                              *

--------------------

*        Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 30, 2002                    SINO PHARMACEUTICALS CORPORATION


                                                     /s/ Mahmoud S. Aziz
                                                     ---------------------------
                                                     Mahmoud S. Aziz
                                                     Chairman and President

                          INDEPENDENT AUDITOR'S REPORT


Unimann, Inc.
(A Development Stage Company)


        We have audited the accompanying balance sheets of Unimann, Inc. (a development stage company) as of September 30, 2001 and 2000, and the related statements of operations and cash flows for the two years ended September 30, 2001, and the statement of stockholders' equity for the period from September 12, 1997 (inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America., Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unimann, Inc. (a development stage company) as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the two years ended September 30, 2001 in conformity with generally accepted accounting principles.

                                                   Respectfully submitted



                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
November 16, 2001

                                  UNIMANN, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS





                                                         September 30,
                                                -------------------------------
                                                     2001            2000
                                                --------------  ---------------

Assets:                                         $            -  $             -
                                                ==============  ===============

Liabilities - Accounts Payable                  $       17,664  $           511
                                                --------------  ---------------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 shares at September 30,
    2001 and 2000                                        1,000            1,000
  Paid-In Capital                                        5,072            2,824
  Retained Deficit                                      (1,075)          (1,075)
  Deficit Accumulated During the
    Development Stage                                  (22,661)          (3,260)
                                                --------------  ---------------

     Total Stockholders' Equity                        (17,664)            (511)
                                                --------------  ---------------

     Total Liabilities and
       Stockholders' Equity                     $            -  $             -
                                                ==============  ===============














          The accompanying notes are an integral part of these financial statements.

                                  UNIMANN, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS




                                                                   Cumulative
                                                                      since
                                                                   October 20,
                                                                      1999
                                                                    inception
                                      For the year ended              of
                                        September 30,             development
                                ------------------------------
                                     2001            2000            stage
                                --------------  --------------  ---------------
Revenues:                       $            -  $            -  $             -

Expenses:                               19,401           3,260           22,661
                                --------------  --------------  ---------------

     Net Loss                   $      (19,401) $       (3,260) $       (22,661)
                                --------------  --------------  ---------------

Basic & Diluted loss per share  $            -  $            -
                                ==============  ==============






















          The accompanying notes are an integral part of these financial statements.

                                  UNIMANN, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
    FOR THE PERIOD FROM SEPTEMBER 12, 1997 (INCEPTION) TO SEPTEMBER 30, 2001

                                                                                          Deficit
                                                                                        Accumulated
                                                                                           Since
                                                                                        October 20,
                                                                                           1999
                                                                                       Inception of
                                          Common Stock          Paid-In    Retained     Development
                                       Shares      Par Value    Capital     Deficit        Stage
                                    ------------  -----------  ---------  -----------  -------------
Balance at September 12, 1997
(inception)                                    -  $         -  $       -  $         -  $           -

Net Loss                                       -            -          -       (1,025)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1997                  -            -          -       (1,025)             -

November 4, 1997 Issuance of
Stock for Services and payment
 of Accounts Payable                   1,000,000        1,000          -            -              -

Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1998          1,000,000        1,000          -       (1,050)             -

Capital contributed by shareholder             -            -         75            -              -
Net Loss                                       -            -          -          (25)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 1999          1,000,000        1,000         75       (1,075)             -

Capital contributed by shareholder             -            -      2,749            -              -
Net Loss                                       -            -          -            -
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 2000          1,000,000        1,000      2,824       (1,075)        (3,260)

Capital contributed by shareholder             -            -      2,248            -              -
Net Loss                                       -            -          -            -        (19,401)
                                    ------------  -----------  ---------  -----------  -------------

Balance at September 30, 2001          1,000,000  $     1,000  $   5,072  $    (1,075) $     (22,661)
                                    ============  ===========  =========  ===========  =============

             The accompanying notes are an integral part of these financial statements.

                                  UNIMANN, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                    Cumulative
                                                                      Since
                                                                   October 20,
                                                                       1999
                                                                    Inception
                                            For the years ended        of
                                               September 30,      Development
                                           ---------------------
                                              2001       2000        Stage
                                           ---------- ---------- --------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                   $  (19,401)$   (3,260)$      (22,661)
Increase (Decrease) in Accounts Payable        17,153        511         17,664
                                           ---------- ---------- --------------
  Net Cash Used in operating activities        (2,248)    (2,749)        (4,997)
                                           ---------- ---------- --------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities                              -          -              -
                                           ---------- ---------- --------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by shareholder              2,248      2,749          4,997
                                           ---------- ---------- --------------
Net Cash Provided by
  Financing Activities                          2,248      2,749          4,997
                                           ---------- ---------- --------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                         -          -              -
Cash and Cash Equivalents
  at Beginning of Period                            -          -              -
                                           ---------- ---------- --------------
Cash and Cash Equivalents
  at End of Period                         $        - $        - $            -
                                           ========== ========== ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                 $        - $        - $            -
  Franchise and income taxes               $       50 $       25 $           75

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES: None

             The accompanying notes are an integral part of these financial statements.

                                  UNIMANN, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Unimann, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Wyoming on September 12, 1997. The Company ceased all operating activities during the period from September 12, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

        The Company has no products or services as of September 30, 2001. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                                  UNIMANN, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                   For the year ended September 30, 2001
Basic Loss per Share
Loss to common shareholders                   $       (19,401)       1,000,000  $       (0.02)
                                              ===============  ===============  ==============


                                                   For the year ended September 30, 2000
Basic Loss per Share
Loss to common shareholders                   $        (3,260)       1,000,000  $            -
                                              ===============  ===============  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for September 30, 2001 and 2000 and are thus not considered.


NOTE 2 - INCOME TAXES

        As of September 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $23,000 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                                  UNIMANN, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                                   (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY

        The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

        As of September 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

        On October 20, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 and 1998 have been restated to reflect the stock split.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Sino Pharmaceuticals Corporation


        We have  audited the  accompanying  consolidated  balance  sheet of Sino
Pharmaceuticals Corporation as of May 25, 2001, and the related consolidated statements of operations and cash flows for the period ended May 25, 2001, and the statement of stockholders' equity for the period from May 25, 2001 (inception) to May 25, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sino
Pharmaceuticals Corporation as of May 25, 2001, and the results of its operations and its cash flows for the period ended May 25, 2001 in conformity with generally accepted accounting principles.

                                                   Respectfully submitted



                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
July 3, 2001

                        SINO PHARMACEUTICALS CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                  (Unaudited)
                                                 September 30,       May 25,
                                                      2001            2001
                                                 --------------  ---------------

Assets:

   Investment in Haier Pharmaceuticals Co., Ltd. $    8,989,809  $             -
                                                 ==============  ===============

Liabilities - Notes Payable                      $    9,000,000  $             -
                                                 --------------  ---------------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    -0- Shares Issued at May 25, 2001                     1,000            1,000
  Paid-In Capital                                        60,444            9,000
  Retained Deficit                                      (71,635)         (10,000)
                                                 --------------  ---------------

     Total Stockholders' Equity                         (10,191)               -
                                                 --------------  ---------------

     Total Liabilities and
       Stockholders' Equity                      $    8,989,809  $             -
                                                 ==============  ===============
















          The accompanying notes are an integral part of these financial statements.

                        SINO PHARMACEUTICALS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                              (Unaudited)
                                                For the         For the
                                              period ended    period ended
                                             September 30,      May 25,
                                                  2001            2001
                                             --------------  --------------
Revenues                                     $    1,842,068  $            -
Cost of revenues                                    366,748               -
                                             --------------  --------------

   Gross margin                                   1,475,320               -

Expenses:
   Sales and marketing                            1,092,418               -
   General and administrative                       389,991          10,000
   Interest, net                                     64,546               -
                                             --------------  --------------

     Net Loss                                $      (71,635) $      (10,000)
                                             ==============  ==============

Basic & Diluted loss per share               $       (0.07)  $       (0.01)
                                             ==============  ==============

















          The accompanying notes are an integral part of these financial statements.

                        SINO PHARMACEUTICALS CORPORATION
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM MAY 25, 2001 (INCEPTION) TO SEPTEMBER 30, 2001
                                   (UNAUDITED)




                                             Common Stock        Paid-In     Retained
                                          Shares     Par Value   Capital      Deficit
                                       ------------ ---------------------- -------------
Balance at May 25, 2001 (inception)       1,000,000 $     1,000$     9,000 $           -

Capital contributed by shareholder                                  51,444

Net Loss                                          -           -          -       (71,635)
                                       ------------ ---------------------- -------------

Balance at September 30, 2001
(unaudited)                               1,000,000      $1,000$    60,444 $     (71,635)
                                       ============ ====================== =============






















             The accompanying notes are an integral part of these financial statements.

                        SINO PHARMACEUTICALS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       (Unaudited)
                                                         For the         For the
                                                          period          period
                                                          ended           ended
                                                      September 30,      May 25,
                                                           2001            2001
                                                      --------------  --------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                              $      (71,635) $      (10,000)
Loss from investment in joint venture                         10,191               -
                                                      --------------  --------------
  Net Cash Used in operating activities                      (61,444)        (10,000)
                                                      --------------  --------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Investment in Haier Pharmaceuticals., Ltd.                (9,000,000)              -
                                                      --------------  --------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Issuance of notes payable                                  9,000,000               -
Issuance of Common Stock                                      10,000          10,000
Capital contributed by shareholder                            51,444               -
                                                      --------------  --------------
Net Cash Provided by
  Financing Activities                                     9,061,444          10,000
                                                      --------------  --------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                        -               -
Cash and Cash Equivalents
  at Beginning of Period                                           -               -
                                                      --------------  --------------
Cash and Cash Equivalents
  at End of Period                                    $            -  $            -
                                                      ==============  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                            $            -  $            -
  Franchise and income taxes                          $            -  $            -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None

             The accompanying notes are an integral part of these financial statements.

                         SINO PHARMACEUTICAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE PERIODS ENDED MAY 25, 2001 AND SEPTEMBER 30, 2001


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Sino Pharmaceuticals Corporation is presented to assist in understanding the Company's financial statements. Haier Pharmaceutical Co., Ltd. ("Haier")(a subsidiary of the Company) is required to maintain its statutory accounts in accordance with the Accounting Regulation of the People's Republic of China ("PRC") for Enterprises with Foreign Investment. Such regulations differ in certain respects from Generally Accepted Accounting Principles ("GAAP"). Consequently, certain adjustments were made to the statutory accounts of Haier to conform to GAAP. The financial statements of the Company were prepared in conformity with GAAP as if those standards had been consistently applied throughout the year.

Interim Reporting

        The unaudited financial statements as of September 30, 2001 and for the period May 25, 2001 (inception) to September 30, 2001 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the period ending September 30, 2001. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Nevada on May 25, 2001.

        The Company's principal executive office is in Richmond, B.C. Canada with offices in Quindao, China and Kirkland, USA.

Nature of Business

         The principal activities of the Company are the production and sale of medicine.

Consolidation

        The accompanying consolidated financial statements include the accounts of Sino Pharmaceuticals Corporation. and its 50% or more owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Joint venture operations are accounted for under the equity method of accounting.

         On May 30, 2001 the Company acquired a 70% interest in Haier Pharmaceutical Co., Ltd. Haier is a sino-foreign equity joint venture enterprise registered in the PRC. Haier was established

                        SINO PHARMACEUTICALS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIODS ENDED MAY 25, 2001 AND SEPTEMBER 30, 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

on October 14, 1994, upon the issue of its business license, with an operating period of fifteen years. The operating period, which will expire on November 23, 2009, can be extended upon mutual agreement of the joint venture partners.

Translation of Foreign Currency

        All balance sheet accounts of foreign operations are translated into U.S. dollars at the year- end rate of exchange and statement of operations items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of the stockholders' equity. Certain foreign activities are considered to be an extension of the U.S. operations, and the gain or loss resulting from re-measuring these transactions into U.S. dollars is included in income. Gains or losses from other foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the statements of operations.

        Haier maintains its books and accounting records in RMB. Transactions in other currencies are converted into RMB at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies at the balance sheet date are converted into RMB at the exchange rates prevailing at that date. Exchange differences other than those capitalized are included in the statement of operations.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        SINO PHARMACEUTICALS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIODS ENDED MAY 25, 2001 AND SEPTEMBER 30, 2001
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)
                                                                 (Unaudited)
                                                  For the period ended September 30, 2001
                                                  ---------------------------------------
Basic Loss per Share
Loss to common shareholders                   $       (71,635)       1,000,000  $       (0.07)
                                              ===============  ===============  ==============

        The  effect  of   outstanding   common   stock   equivalents   would  be
anti-dilutive for September 30, 2001 and are thus not considered.

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Revenue Recognition

        Revenue is generated on the sale of medicines and is recognized when significant risks and rewards of ownership of goods have been transferred.

Warranty

        The Company offers a 1-2 year warranty on its products and accrues the estimated warranty costs when sales are recorded.

NOTE 2 - COMMITMENTS

        As of September 30, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

                        SINO PHARMACEUTICALS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE PERIODS ENDED MAY 25, 2001 AND SEPTEMBER 30, 2001
                                   (Continued)

NOTE 3 - INCOME TAXES

        As of September 30, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $61,000 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

        The Company's foreign operations are subject to value added tax ("VAT"), which is charged on the selling price at a general rate of 17%. An input credit is available whereby input VAT previously paid on purchases of semi-finished products or raw materials can bve used to offset the output VAT on sales to determine the net VAT payable.

NOTE 4 - ACQUISITION

        On May 30, 2001, the Company entered into a Share Ownership Purchase and Transfer Agreement with Haier Pharmaceutical Co. Ltd. ("Haier") whereby the Company acquired 70% of the share ownership of Haier by issuing promissory notes in the amount of $9,000,000. The $9,000,000 is due and payable on May 31, 2002.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        On May 30, 2001, Sino Pharmaceuticals Corporation ("SPC") and Qingdao Haier Pharmaceutical Co., Ltd. ("Haier") executed the Share Ownership Purchase and Transfer Agreement that provides for the Purchase by SPC of 70% of the share ownership of Haier. See "The Purchase." The following unaudited pro forma condensed combined financial statements are based on the September 30, 2001 historical financial statements of SPC and the September 30, 2001 and December 31, 2000 historical financial statements of Haier contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with SPC treated as the acquiring entity for financial reporting purposes.

         During October 2001 Sino Pharmaceuticals Corporation and Unimann, Inc. (a development stage company) ("Unimann") executed the Stock Purchase Agreement that provides for the Acquisition of SPC by Unimann. See "The Plan of Acquisition". The following unaudited pro forma condensed combined financial statements are based on the September 30, 2001 and 2000 historical financial statements of SPC and Unimann contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with SPC treated as the acquiring entity for financial reporting purposes.

         The unaudited pro forma condensed combined balance sheet presenting the financial position of the Surviving Corporation assumes the purchase occurred as of September 30, 2001 and 2000. The unaudited pro forma condensed combined statement of operations presents the results of operations of the Surviving Corporation, assuming the acquisition was completed on January 1, 2001 and 2000.

        The unaudited pro forma condensed combined financial statements have been prepared by management of SPC, Haier, and Unimann based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of SPC, Haier, and Unimann (including the notes thereto) included in this Form. See "FINANCIAL STATEMENTS."

                          UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                   AS OF SEPTEMBER 30, 2001

                                                       Haier             Sino                                          Pro Forma
                                                   Pharmaceutical   Pharmaceutical      Unimann        Pro Forma        Combined
                                                      Company           Corp.            Inc.         Adjustments       Balance
                                                  ---------------- ---------------- ---------------  --------------  --------------
ASSETS
Current Assets                                    $      7,163,531 $              -  $            -   $  (7,163,531)A$            -
Fixed Assets (net)                                       4,411,412                -               -      (4,411,412)A             -
Investment in Joint Venture                                      -                -               -       9,000,000 B     9,000,000
Intangible and Other Assets (net)                        2,151,718                -               -      (2,151,718)A             -
                                                  ---------------- ---------------- ---------------  --------------  --------------
     Total Assets                                 $     13,726,661 $                $   -            $ - (4,726,661) $    9,000,000
                                                  ================ ================ ===============  ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                               $      7,175,377 $                $   -    17,664      (7,175,377)A$       17,664
Short-term Notes Payable                                         -                -               -       9,000,000 C     9,000,000
                                                  ---------------- ---------------- ---------------  --------------  --------------
    Total Liabilities                                    7,175,377                -          17,664       9,000,000       9,017,664
                                                  ---------------- ---------------- ---------------  --------------  --------------

Stockholders' Equity:
  Common Stock                                                   -            1,000           1,000            (750)D
                                                                                                              8,750 E        10,000
  Additional Paid in Capital                             7,560,000           60,444           5,072      (7,560,000)A
                                                                                                             (8,000)E        57,516
  Capital Translation Adjustment                            19,584                -               -         (19,584)A             -
  Accumulated Deficit                                   (1,028,300)         (61,444)         (1,075)      1,028,300 A       (62,519)
  Deficit Accumulated During the
     Development Stage                                           -                -         (22,661)              -         (22,661)
                                                  ---------------- ---------------- ---------------  --------------  --------------
     Total Stockholders' Equity (Deficit)                6,551,284                -         (17,664)     (6,551,284)        (17,664)
                                                  ---------------- ---------------- ---------------  --------------  --------------

     Total Liabilities and Stockholders' Equity   $     13,726,661 $                $   -            $ -  2,448,716  $    9,000,000
                                                  ================ ================ ===============  ==============  ==============

    See accompanying notes to unaudited pro forma condensed combined financial statements.

                         UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                       Haier             Sino                                          Pro Forma
                                                   Pharmaceutical   Pharmaceutical      Unimann        Pro Forma        Combined
                                                      Company           Corp.            Inc.         Adjustments       Balance
                                                  ---------------- ---------------- ---------------  --------------  --------------
Revenues:
Sales                                             $      5,920,931 $              -  $            -      (1,776,279)A$    4,144,652
Cost of Sales                                            1,178,833                -               -        (353,650)A       825,183
                                                  ---------------- ---------------- ---------------  --------------  --------------
     Gross Margin                                        4,742,098                -               -      (1,422,629)      3,319,469

Operating Expenses:
Sales and Marketing                                      3,511,344                -               -      (1,053,403)A     2,457,941
General & Administrative                                 1,138,050           61,444          19,401        (341,415)A       877,480
Other Expenses                                             207,470                -               -         (62,241)A       145,229
                                                  ---------------- ---------------- ---------------  --------------  --------------

     Net Income (Loss) from Operations            $       (114,766)$        (61,444)$       (19,401) $       34,430  $     (161,181)
                                                  ================ ================ ===============  ==============  ==============


Weighted average shares outstanding                                       1,000,000       1,000,000       8,000,000      10,000,000

Loss per share                                                      $         (0.07) $        (0.02)                  $       (0.02)
                                                                    ================ ===============                  ==============






           See accompanying notes to unaudited pro forma condensed combined financial statements.

                             UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                                 FOR THE YEAR ENDED DECEMBER 31, 2000

                                                       Haier             Sino                                          Pro Forma
                                                   Pharmaceutical   Pharmaceutical      Unimann        Pro Forma        Combined
                                                      Company           Corp.            Inc.         Adjustments       Balance
                                                  ---------------- ---------------- ---------------  --------------  --------------
Revenues:
Sales                                             $      7,614,914 $              -  $            -   $  (2,284,474)A$    5,330,440
Cost of Sales                                            1,767,989                -               -        (530,397)A     1,237,592
                                                  ---------------- ---------------- ---------------  --------------  --------------
     Gross Profit                                        5,846,925                -               -      (1,754,077)      4,092,848

Operating Expenses:
General & Administrative                                 5,755,576            1,000           3,260      (1,726,673)A     4,033,163
Other Expenses                                              87,977                -               -         (26,393)A        61,584
                                                  ---------------- ---------------- ---------------  --------------  --------------

     Net Income (Loss) from Operations                       3,372           (1,000)         (3,260)         (1,011)         (1,899)

Other Income (Expense):
Interest Expense                                          (324,660)               -               -          97,398 A      (227,262)
Other, net                                                 261,381                -               -         (78,414)A       182,967
                                                  ---------------- ---------------- ---------------  --------------  --------------
     Net Income (Loss) before Taxes                        (59,907)          (1,000)         (3,260)         17,973         (46,194)

Provision for Income Tax                                   (49,740)               -               -          14,922 A       (34,818)
                                                  ---------------- ---------------- ---------------  --------------  --------------
     Net Income (Loss)                            $       (109,647)$         (1,000)$        (3,260) $       32,895  $      (81,012)
                                                  ================ ================ ===============  ==============  ==============

Weighted average shares outstanding                                       1,000,000       1,000,000       8,000,000      10,000,000

Loss per share                                                      $             -  $            -                  $       (0.01)
                                                                   ================ ===============                  ==============



           See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

(1)     General

In the May 30, 2001 Share Ownership Purchase and Transfer Agreement, Haier transfered to SPC 70% of the share ownership in exchange for a promissory note of $9,000,000. This promissory note is due for payment on May 31, 2002. The purchase has been recorded as an investment in a joint venture using the equity method of accounting.

In the proposed transaction Unimann will acquire all of the issued and outstanding capital stock of SPC resulting in SPC becoming a wholly-owned subsidiary of Unimann. Concurrently with the acquisition the name of the Company will be changed to Sino Pharmaceuticals Corporation. On the effective date of the Acquisition, which is expected to be in December of 2001 each shareholder of SPC will receive 9.75 shares of newly issued common stock of Unimann for each share of SPC's common stock they own. Unimann will issue an aggregate of 9,750,000 shares of its common stock to the SPC shareholders as part of the Acquisition.

(2)     Fiscal Year

Unimann has a fiscal year end of September while SPC operates on a calendar year end. The proforma financials of Unimann have been adjusted to reflect a calendar year.

(3)     Pro Forma Adjustments

        The adjustments to the accompanying unaudited pro forma condensed combined balance sheets are described below:

        (A) Remove assets and liabilities of Haier joint venture.

        (B) Record investment in Haier using equity method of accounting for the joint venture.

        (C) Record promissory notes from SPC for purchase of 70% of Haier.

        (D) Record pre merger 1 for 4 reverse split.

        (E) Record issuance of 9,750,000 shares for acquisition of SPC and elimination of intercompany investment.


        The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

        (A) Reduce income and expenses by 30% (minority interest).